As filed with the Securities and Exchange Commission on July 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STAGWELL INC.

(Exact name of registrant as specified in its charter)

Delaware	86-1390679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One World Trade Center, Floor 65, New York, NY	10007
(Address of Principal Executive Offices)	(Zip Code)

STAGWELL INC.

THIRD AMENDED AND RESTATED 2016 STOCK INCENTIVE PLAN

(Full title of the plan)

Peter McElligott

General Counsel

Stagwell Inc.

One World Trade Center, Floor 65

New York, NY 10007

(Name and address of agent for service)

(646) 412-6857

(Telephone number, including area code, of agent for service)

Copies to:

Andrea M. Basham, Esq.

Taryn C. Zucker, Esq.

Freshfields US LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

(212) 277-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Stagwell Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 20,000,000 shares (the “Shares”) of Class A common stock, par value $0.001 per share, of the Company (the “Common Stock”), underlying awards that may be granted pursuant to the Stagwell Inc. Third Amended and Restated 2016 Stock Incentive Plan (the “Plan”).

In accordance with Section E of the General Instructions to Form S-8, the contents of the registration statements on Form S-8 previously filed by Registrant with the Securities and Exchange Commission (the “Commission”) on June 27, 2016 (File No. 333-212261), August 17, 2018 (File No. 333-226895), June 14, 2022 (File No. 333-265600) and April 30, 2025 (File No. 333-286864) are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such previously-filed registration statements are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is not filed as part of this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

(i) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), filed by the Registrant with the Commission on March 11, 2025;

(ii) The information specifically incorporated by reference into the Annual Report from the Registrant’s definitive proxy statement on Schedule 14A, filed by the Registrant with the Commission on April 25, 2025;

(iii) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed by the Registrant with the Commission on May 8, 2025 and July 31, 2025, respectively;

(iv) The Registrant’s Current Reports on Form 8-K, filed by the Registrant with the Commission on April 2, 2025 (solely with respect to Item 8.01 therein), April 24, 2025, May 6, 2025, June 17, 2025 and July 8, 2025 (solely with respect to Item 5.02 thereof); and

(v) The description of the Registrant’s capital stock contained in the Registrant’s Current Report on Form 8-K12B, filed by the Registrant with the Commission on July 30, 2021, as updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed by the Registrant with the Commission on March 11, 2024, together with any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 5.	Interests of Named Experts and Counsel.

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 6.	Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description	Method of Filing

4.1	Second Amended and Restated Certificate of Incorporation, as amended.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-Q filed on May 9, 2023.

4.2	Amended and Restated Bylaws of Stagwell Inc.	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 2, 2021.

4.3	Stagwell Inc. Third Amended and Restated 2016 Stock Incentive Plan.	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 17, 2025.

5.1	Opinion of Freshfields US LLP as to the legality of the Shares registered hereunder.	Filed herewith.

23.1	Consent of Freshfields US LLP.	Included in Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP, independent auditors.	Filed herewith.

23.3	Consent of Deloitte & Touche LLP, independent auditors.	Filed herewith.

24.1	Power of Attorney.	Included on the signature page to this Registration Statement.

107	Filing Fee Table.	Filed herewith.

Item 9.	Undertakings.

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of July, 2025.

STAGWELL INC.

By:	/s/ Ryan Greene
	Name:	Ryan Greene
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Ryan Greene and Edmund Graff with full power to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan Greene	Chief Financial Officer (Principal Financial Officer)	July 31, 2025
Ryan Greene

/s/ Vincenzo DiMaggio	Chief Accounting Officer (Principal Accounting Officer)	July 31, 2025
Vincenzo DiMaggio

/s/ Mark Penn	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 31, 2025
Mark Penn

/s/ Charlene Barshefsky	Director	July 31, 2025
Ambassador Charlene Barshefsky

/s/ Bradley Gross	Director	July 31, 2025
Bradley Gross

/s/ Wade Oosterman	Director	July 31, 2025
Wade Oosterman

/s/ Desirée Rogers	Director	July 31, 2025
Desirée Rogers

/s/ Eli Samaha	Director	July 31, 2025
Eli Samaha

/s/ Irwin D. Simon	Director	July 31, 2025
Irwin D. Simon

/s/ Rodney Slater	Director	July 31, 2025
Secretary Rodney Slater

/s/ Brandt Vaughan	Director	July 31, 2025
Brandt Vaughan